UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

REPLIGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On June 2, 2014, Repligen Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Refine Technology, LLC, a company organized under the laws of New Jersey (“Refine”), Jerry Shevitz (“Shevitz”), certain members of Refine (together with Shevitz, the “Seller Members”), Refine Technology Sales LLC, a company organized under the laws of New Jersey (“RTS”), and Refine Technology Sales Asia Pte. Ltd., a company organized under the laws of Singapore (collectively with Refine, the Seller Members and RTS, the “Seller Parties”), to acquire the bioprocessing assets owned by the Refine, RTS and Shevitz relating to the conduct of the business of developing, designing, manufacturing, distributing and selling a cell retention device known as the ATF System (the “Business”). Pursuant to the Asset Purchase Agreement, the Company (a) purchased and licensed certain of the assets and contract rights related to the Business (the “Purchased Assets”) and assumed certain specified liabilities related to the Business from Refine, RTS and Shevitz and (b) purchased services and licenses used in the Business from Refine (collectively, the “Transferred Business” and the acquisition of the Transferred Business, the “Transaction”).

On June 2, 2014, the date of the consummation of the Transaction (the “Closing Date”), the Company paid a purchase price of $20.5 million in cash, subject to certain adjustments, and 215,285 shares (the “Stock Consideration”) of the Company’s common stock, par value of $0.01 per share (“Common Stock”), to Refine for a total purchase price of approximately $24.5 million at the closing of the Transaction (the “Closing Consideration”). The Company funded the cash portion of the Closing Consideration with cash on-hand. The Asset Purchase Agreement includes future contingent payments by the Company to Refine consisting of:

•	a milestone payment of $1 million if net sales and rentals of products relating to the ATF System achieve a specified level in calendar year 2014;

•	a milestone payment of $3.5 million if gross sales and rentals of products relating to the ATF System achieve a specified level in calendar year 2015 (up to 25% of which may be paid with shares of Common Stock at the Company’s election), plus a capped royalty amount for above-target sales during calendar year 2015 which may result in additional payments of up to $0.85 million; and

•	a milestone payment of $4.25 million if gross sales and rentals of products relating to the ATF System achieve a specified level in calendar year 2016 (up to 25% of which may be paid with shares of Common Stock at the Company’s election), plus a capped royalty amount for above-target sales during calendar year 2016 which may result in additional payments of up to $1.3 million.

Each milestone payment is subject to acceleration upon the occurrence of certain defined events.

The Asset Purchase Agreement contains customary representations and warranties and covenants by each party. The Asset Purchase Agreement also provides that certain of the Seller Parties will indemnify the Company for breaches of the warranties and covenants of the Seller Parties, as well as certain other specified matters, subject to certain limitations set forth therein, including, among other things, limitations on the period during which the Company may make certain claims for indemnification and limitations on the amounts for which such Seller Parties may be liable. A portion of the Closing Consideration was contributed to a third-party escrow fund against which the Company may make such claims. The Asset Purchase Agreement further provides that the Company will be entitled to offset any indemnifiable losses against any future contingent payments payable to Refine.

The Asset Purchase Agreement also contains non-competition and non-solicitation clauses under which the Seller Parties must not, for five years following the consummation of the Transaction, (i) engage in any business competitive with the ATF System, (ii) solicit any customer, supplier or other business relation relating to the Transferred Business, or (iii) solicit any employee of Refine hired by the Company for a period of one year following their employment with the Company. Under a Transitions Services Agreement entered into in connection with the Asset Purchase Agreement, Refine will provide transition services, including to assist the Company in the conduct of the Business, following the

Closing Date for a period of up to six months, subject to extension. Shevitz and another member of the Refine management team have also agreed to provide consulting services to the Company following the cessation of the transition services period.

Neither the Company nor any of its affiliates nor any person who is a director or officer of the Company had a material relationship with Refine or any of its affiliates prior to the completion of the Transaction.

The foregoing description of the Transaction and the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which the Company expects to file as an exhibit to a report filed under the Securities Exchange Act of 1934 (the “Exchange Act”) and intends to seek confidential treatment for certain terms and provisions of the Asset Purchase Agreement. When filed, the Asset Purchase Agreement will be included to provide investors and securityholders with information regarding its terms. It will not be intended to provide any other factual information about the Company or the Seller Parties. The Asset Purchase Agreement contains warranties and covenants that the Company, on one hand, and the Seller Parties, on the other hand, made to each other as of specific dates. The assertions embodied in those warranties and covenants were made solely for purposes of the Asset Purchase Agreement between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Asset Purchase Agreement. Moreover, the warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the parties to the Asset Purchase Agreement rather than establishing matters as facts. Moreover, information concerning the subject matter of the warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the warranties as statements of factual information at the time they were made or otherwise.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Asset Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K, on the Closing Date, the Company consummated the Transaction and purchased the Purchased Assets from Refine, Shevitz and RTS. As consideration for the Transaction and the other agreements of Refine contemplated by the Asset Purchase Agreement, the Company paid the Closing Consideration to Refine on the Closing Date. The full text of Item 1.01 is, and the Asset Purchase Agreement, when filed, will be, incorporated into this Item 2.01.

Item 3.02 Unregistered Sale of Equity Securities.

Pursuant to the Asset Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, on the Closing Date, the Company issued the Stock Consideration to Refine. The issuance of the Stock Consideration will not be registered under the Securities Act of 1933 (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On June 3, 2014, the Company issued a press release announcing the Transaction and updating its financial guidance for 2014. This press release is attached to this Current Report on Form 8-K and furnished as Exhibit 99.1.

The Company will host a live webcast with audio and slides, to review the Transaction and its updated financial guidance for 2014 at 9:00 a.m. Eastern time, on June 3, 2014. The webcast will be available to the public on the Investor Relations section of the Company’s website at www.repligen.com. A replay of the webcast and related materials will be available at that site. The slide presentation is attached to this Current Report on Form 8-K and furnished as Exhibit 99.2.

The information in this Item 7.01 of this Form 8-K and the Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall any of it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The Company intends to file the financial statements relating to the Transaction described in Item 2.01 above under cover of Form 8-K/A with the Commission no later than 71 calendar days after the date of this Current Report on Form 8-K was required to be filed.

(b)	Pro forma financial information.

The Company intends to furnish pro forma financial information relating to the Transaction described in Item 2.01 above under cover of Form 8-K/A with the Commission no later than 71 calendar days after the date of this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release by Repligen Corporation, dated June 3, 2014.

99.2	Investor Presentation by Repligen Corporation, dated June 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: June 3, 2014	By:	/s/ Walter C. Herlihy

Walter C. Herlihy

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release by Repligen Corporation, dated June 3, 2014.

99.2	Investor Presentation by Repligen Corporation, dated June 3, 2014